Exhibit 10.1

October 10, 2014

Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540

Re:
Loan Agreement dated as of June 4, 2008, as amended by a First Amendment to Loan Agreement dated as of February 25, 2010 and a Second Amendment to Loan Agreement dated as of September 30, 2010, all by and between IPG Photonics Corporation (“IPG”) and Bank of America, N.A. (the “Bank”), and by letter agreement dated February 6, 2013 from the Bank to IPG (as may have been further amended from time to time, collectively, the “Agreement”)

Dear Mr. Mammen:

Banc of America Leasing & Capital, LLC has agreed to furnish IPG with a secured aircraft loan of $22,000,000.00 (the “Aircraft Loan”) for the purchase of a 2010 Dassault Falcon 2000LX by a revocable trust to be created with IPG as the sole beneficial owner thereof.

This letter confirms the Bank’s consent to the Aircraft Loan notwithstanding anything to the contrary contained in the Agreement.

This letter shall also confirm the following amendments to the Agreement:

1.    A definition for “Aircraft Loan” is added to Article 1.0 of the Agreement to read as follows:

““Aircraft Loan” means a secured aircraft loan of up to $22,000,000.00 furnished by Banc of America Leasing & Capital, LLC for the purchase by an Affiliate of the Borrower of a 2010 Dassault Falcon 2000LX.”

2.    The references to “$15,000,000.00” in Sections 5.02(D) and 5.02(E) of the Agreement are amended to read “$15,000,000.00 plus the Aircraft Loan”.

3.    The reference to “$250,000.00” in Section 6.01(C) of the Agreement is amended to read “$5,000,000.00”.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

In conjunction with the Bank’s consent to the Aircraft Loan and agreeing to the within amendments to the Agreement, the Bank requests that IPG:

a.    acknowledge and agree that the Agreement, as hereby amended, remains in full force and effect pursuant to its terms and provisions as set forth therein;

b.    ratify and confirm its Obligations under the Agreement;

c.    acknowledge and agree that the amendments set forth in this letter do not release, alter or discharge any of the underlying Obligations of IPG and that the Obligations continue to be secured pursuant to the terms and provisions of the Agreement and related loan documentation; and

d.    acknowledge and agree that it knows of no claim, cause of action, defense, right of setoff or recoupment or counterclaim against the Bank with respect to the Agreement, the Obligations or any related loan documents as of the date hereof.

Please countersign a copy of the letter on the following page confirming the understanding set forth above and return a fully executed version to us for our records.

Very truly yours,

BANK OF AMERICA, N.A.

By: /s/ Molly M. Kropp__________
Molly M. Kropp, Vice President

ACKNOWLEDGED, AGREED,
RATIFIED AND CONFIRMED
this 10th day of October, 2014:

IPG PHOTONICS CORPORATION

By: /s/ Timothy P.V. Mammen____________________
Timothy P.V. Mammen,
Chief Financial Officer and Senior Vice President